Exhibit 23(f)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264573 on Form S-3 and Registration Statement Nos. 333-26963 and 333-154965 on Form S-8 of our report dated February 15, 2023, relating to the consolidated financial statements and consolidated financial statement schedule of Southern Company Gas and Subsidiary Companies, appearing in this Annual Report on Form 10-K of Southern Company Gas for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 15, 2023